                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                          Amendment No. 1

                             Form 8-K/A

                           CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): March 23, 1999


                     HUSSMANN INTERNATIONAL, INC.
                     ----------------------------
        (Exact name of registrant as specified in its charter)


                   COMMISSION FILE NUMBER: 01-13407
                                           --------



            Delaware                                   43-1791715
-------------------------------------------------------------------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)



12999 St. Charles Rock Road, Bridgeton, Missouri       63044-2483
-------------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)



                           (314) 291-2000
-------------------------------------------------------------------------
        (Registrant's telephone number, including area code)

                    HUSSMANN INTERNATIONAL, INC.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


As reported in Item 2 of its Form 8-K dated March 23, 1999 filed with the Securities and Exchange Commission, Hussmann International, Inc. ("Hussmann") completed the acquisition of Koxka C.E., S.A. ("Koxka") by means of a tender offer in accordance with applicable Spanish securities market regulations. Approximately 99.8% of the outstanding shares of Koxka were tendered. This Form 8-K/A sets forth the financial statements and pro forma financial information required to be filed in connection with this acquisition.

Hussmann paid approximately US$145.0 million in cash which includes approximately US$10.3 million to settle a foreign currency instrument used by Hussmann to lock in the US dollar purchase price. Hussmann financed the acquisition by borrowing from its five-year unsecured revolving credit facility dated as of January 23, 1998. The acquisition will be accounted for under the purchase method of accounting.

Koxka manufactures a complete line of commercial and industrial refrigeration products at five manufacturing facilities located throughout Spain. The tangible assets of Koxka consist primarily of accounts receivable, inventories, and property and equipment. Hussmann intends to continue to use such assets in the operation of the businesses formerly operated by Koxka.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial statements of business acquired.

The audited consolidated balance sheet of Koxka at December 31, 1998 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended.

(b)     Pro forma financial information.

Introduction to Unaudited Condensed and Pro Forma Consolidated Financial Statements.

Unaudited Condensed Consolidated Balance Sheet as of March 31, 1999.

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1999.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998.

Notes to Unaudited Condensed Consolidated Balance Sheet and Pro Forma Consolidated Statements of Operations.

(c)     Exhibits

Exhibit
Number
------

   2 Share Purchase Agreement dated January 6, 1999 between Hussmann International, Inc. and Vicente Guibert Azcue, Ramon Guibert Encio, Inigo Guibert Encio, Jose Iriondo Murua, Juan Felix Iriondo Altuna, Maria Elena Iriondo Altuna, Maria Teresa Iriondo Altuna, and Florita Iriondo Altuna (incorporated by reference to Exhibit 2.2 to Hussmann International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 01-13407)).

  23 Consent of Independent Auditors - Ernst & Young as independent auditors for Koxka C.E., S.A.

  99 Press Release dated March 30, 1999 (incorporated by reference to Exhibit 99 to Hussmann International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 01-13407)).


                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                            HUSSMANN INTERNATIONAL, INC.

                            /s/ Thomas G. Korte
                            -------------------
                            Thomas G. Korte
                            Vice President
                            Corporate Controller

Dated:  June 4, 1999

                    HUSSMANN INTERNATIONAL, INC.
                               INDEX



Item 7. (a)

   Financial Statements of Business Acquired
   Koxka C.E., S.A.:


        Consolidated Balance Sheet as of December 31, 1998

        Consolidated Statement of Operations for the year ended
        December 31, 1998

        Consolidated Statement of Stockholders' Equity and
        Comprehensive Income for the year ended December 31, 1998

        Consolidated Statement of Cash Flows for the year ended
        December 31, 1998

        Notes to Consolidated Financial Statements


Item 7.(b)

   Pro Forma Financial Information


        Introduction to Unaudited Condensed and Pro Forma
        Consolidated Financial Statements

        Unaudited Condensed Consolidated Balance Sheet as of March
        31, 1999

        Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1999

        Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998

        Notes to Unaudited Condensed Consolidated Balance Sheet and Pro Forma Consolidated Statements of Operations

                      KOXKA C.E., S.A.


         INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





-  Consolidated Balance Sheet as of December 31, 1998

- Consolidated Statement of Operations for the year ended December 31, 1998

- Consolidated Statement of Stockholders' Equity and Comprehensive Income for the year ended
   December 31, 1998

- Consolidated Statement of Cash Flows for the year ended December 31, 1998

-  Notes to Consolidated Financial Statements

                   REPORT OF INDEPENDENT AUDITORS





TO THE STOCKHOLDERS AND BOARD OF
DIRECTORS OF KOXKA C.E., S.A.



We have audited the accompanying consolidated balance sheet of Koxka C.E., S.A. and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended expressed in U.S. dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, expressed in U.S. dollars, present fairly, in all material respects, the consolidated financial position of Koxka C.E., S.A. and subsidiaries at December 31, 1998 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in the United States.




/s/ Ernst & Young
Pamplona, Spain
February 13, 1999

KOXKA C.E., S.A.

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1998
(in thousands of U.S. dollars
except share data)

ASSETS

Current assets:
      Cash and cash equivalents                                            $   5,255
      Receivables, net of allowance for doubtful
       accounts of $3,496                                                     50,122
      Inventories                                                             24,517
      Other current assets                                                        34
                                                                           ---------
Total current assets                                                          79,928

Property and equipment, net                                                   25,109

Deferred tax assets                                                              740

Other assets                                                                     554
                                                                           ---------
Total assets                                                               $ 106,331
                                                                           =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Factoring with recourse of accounts receivable                       $  19,726
      Accounts payable                                                        25,110
      Income taxes payable                                                     3,829
      Accrued expenses                                                           833
                                                                           ---------
Total current liabilities                                                     49,498

Other liabilities                                                                329
                                                                           ---------
Total liabilities                                                             49,827

Minority interests                                                               981

Stockholders' equity:

Common stock, 1,000 pesetas ($7.02), 1,230,000 shares
authorized and issued, 1,217,763 outstanding                                   8,108

Retained earnings:
      Restricted                                                              14,073
      Unrestricted                                                            30,798
Treasury stock, at cost: 12,237 shares                                          (725)
Accumulated other comprehensive income                                         3,269
                                                                           ---------
Total stockholders' equity                                                    55,523
                                                                           ---------

Total liabilities and stockholders' equity                                 $ 106,331
                                                                           =========

KOXKA C.E., S.A.

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998
(in thousands of U.S. dollars
except share data)


Sales and revenues                                                        $  134,012
Cost of goods sold                                                            93,289
                                                                          ----------
Gross profit                                                                  40,723

Selling, general and administrative expenses                                  22,829
                                                                          ----------
Operating income                                                              17,894

Interest expense, net                                                            224
                                                                          ----------
Income before income tax and minority interests                               17,670
Income tax expense                                                             4,878
                                                                          ----------
Income before minority interests                                              12,792
Minority interests                                                               321
                                                                          ----------
Net income                                                                 $  12,471
                                                                           =========



Earnings per share                                                         $   10.23

Weighted average shares                                                    1,218,909

KOXKA C.E., S.A.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 1998
(in thousands of U.S. dollars
except share data)


                               COMMON                                                     ACCUMULATED
                                STOCK                        RETAINED       RETAINED         OTHER          TREASURY
                               NO. OF          COMMON        EARNINGS       EARNINGS     COMPREHENSIVE       STOCK,
                               SHARES          STOCK       (RESTRICTED)  (UNRESTRICTED)      INCOME         AT COST        TOTAL
                               ------          -----       ------------  --------------      ------         -------        -----
BALANCE AT JANUARY 1, 1998    1,218,763       $  8,108      $  11,269      $  22,960                       $  (598)     $  41,739

Comprehensive income:
      Net income                                                              12,471                                       12,471
      Cumulative translation
        adjustment                                                                            3,269                         3,269
                                                                                                                        ---------
Total comprehensive
  income                                                                                                                   15,740

Other                                                             128           (128)
Special investment
  reserve                                                       2,676         (2,676)

Dividends declared and
  paid                                                                        (1,829)                                      (1,829)
Repurchase of common
  stock                          (1,000)                                                                      (127)          (127)
                              ---------       --------      ---------      ---------       --------        -------      ---------
BALANCE AT DECEMBER 31, 1998  1,217,763       $  8,108      $  14,073      $  30,798       $  3,269        $  (725)     $  55,523
                              =========       ========      =========      =========       ========        =======      =========

Dividends declared and
paid per share:                 $  1.50

KOXKA C.E., S.A.

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1998
(in thousands of U.S. dollars)

CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------

Net income                                                                $   12,471
Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation                                                             4,369
      Provision for deferred income taxes                                        266
      Other                                                                       78

Changes in assets and liabilities, net of acquisitions:
      Receivables, net                                                       (14,713)
      Inventories                                                             (4,478)
      Accounts payable                                                         6,893
      Income taxes payable                                                     1,758
      Other current assets                                                       (22)
      Accrued expenses                                                           540
                                                                          ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                      7,162

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
      Purchases of property and equipment                                     (7,301)
      Proceeds from sales of property and equipment                            1,404
      Purchases of businesses, net of cash acquired                            1,434
      Other                                                                      (63)
                                                                          ----------
NET CASH USED IN INVESTING ACTIVITIES                                         (4,526)

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
      Factoring with recourse of accounts
         receivable, net                                                       1,331
      Dividends paid                                                          (1,829)
      Acquisition of treasury stock                                             (127)
                                                                          ----------
NET CASH USED IN FINANCING ACTIVITIES                                           (625)
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON CASH
   AND CASH EQUIVALENTS                                                          173
                                                                          ----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                        2,184
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                   3,071
                                                                          ----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                    $    5,255
                                                                          ==========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF U.S. DOLLARS UNLESS OTHERWISE INDICATED)



(1)  NATURE OF BUSINESS

KOXKA C.E., S.A. was incorporated on April 26, 1966. Koxka and its subsidiaries ("Koxka" or the "Company") manufacture, sell, install and service merchandising and refrigeration systems for the commercial food industry. Koxka is located in Poligono de Landaben, calle A, s/n, Pamplona (Navarra), Spain. Subsidiaries are located principally in other areas of Spain.

All companies maintain a December 31 year-end.



(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Koxka maintains its statutory accounting records and prepares its underlying statutory annual accounts in pesetas and in accordance with accounting principles and criteria generally accepted in Spain. However, for U.S. reporting purposes these financial statements have been translated to U.S. dollars and prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP") which differ, in certain respects, from those used for local purposes in Spain. The principal effects of these differences are summarized in Note 9 on segment reporting.


PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include accounts of Koxka and its wholly and majority-owned subsidiaries. Investments of less than 50% are accounted for using the equity method. All significant intercompany transactions have been eliminated. All subsidiaries have used the same methods of valuation for assets, liabilities, income and expenses as Koxka.


ACQUISITIONS

During the year the Company made several small acquisitions. These acquisitions were immaterial individually and in the aggregate to the consolidated results of the Company.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of deposits with banks and financial institutions which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.


FINANCIAL INSTRUMENTS

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and trade accounts receivable.

The Company maintains cash and cash equivalents with various financial institutions. These financial institutions are located throughout Spain and the Company's policy is designed to limit exposure to any one institution.

Concentrations of credit risk with respect to trade accounts receivable are mostly limited due to the large number of entities comprising the Company's customer base. However, as of December 31, 1998, the Company's receivable from one customer was $7,130. The Company does not require collateral for trade accounts receivable, but may purchase credit insurance when considered necessary.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Accounts receivable and accounts payable: The carrying amounts reported in the balance sheet for accounts receivable and accounts payable approximate their fair value.


INVENTORIES

Inventories are valued at the lower of cost or market (principally determined on the first-in, first-out or average methods). Cost includes material, direct labor and other general manufacturing costs.

The value of installations undertaken at customers' premises, pending final closing procedures at year end, are recorded as finished goods and include costs of the materials sent, as well as the costs incurred to install the product.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. These costs amounted to $676 in 1998.


PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method. Expenditures for maintenance and repairs are expensed as incurred. The ranges of annual depreciation rates are 4% to 10% for buildings and improvements and installations, and 10% to 30% for machinery and equipment which approximate the useful lives.


CARRYING VALUES OF LONG-LIVED ASSETS

Koxka evaluates the carrying values of long-lived assets used in the business whenever events and circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of the asset is measured by a comparison of the carrying amount of the asset to the future net cash flows expected to be generated. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less disposal costs.


FACTORING OF ACCOUNTS RECEIVABLE

The Company has factored, with recourse, accounts receivable with banks. The average discount rate is between 4.25% - 4.75%.

The Company has an available limit with banks to factor up to $35,579 of accounts receivable.


INCOME TAX

Income taxes are accounted for using the asset and liability method under which deferred income taxes are recognized for the estimated tax consequences for temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities.

The Company does not file a consolidated tax return. Each subsidiary prepares its own separate tax return.

FOREIGN CURRENCY TRANSLATION

The accompanying financial statements have been translated to U.S.
dollar equivalents in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation" ("SFAS 52"). Under this Statement, all assets and liabilities are translated at the exchange rate at the end of the period, revenues and expenses are translated at the average exchange rate for the period, and equity accounts normally are translated at the historical exchange rate on the date of the transaction. Resulting translation adjustments are made directly to accumulated other comprehensive income within stockholders' equity.

The Company was formed in 1966, however 1998 is the first year for which it has had any need to prepare U.S. GAAP financial statements. The Company's functional currency and historically, its primary reporting currency, is the Spanish peseta. Accordingly, it has not been practicable to calculate the opening balance in U.S. dollars on the accumulated other comprehensive income within stockholders' equity, which would have resulted from having applied SFAS 52 since its effective date in 1982.

This has no effect on total stockholders' equity at either December 31, 1998 or January 1, 1998, giving rise to a possible reclassification between the cumulative translation adjustment and other components of stockholders' equity.


REVENUE RECOGNITION

Revenue is recognized when products are shipped or when services are performed. Revenue for installation projects is generally recognized upon the completion of the project and acceptance by the customer. Generally, products sold carry a one-year warranty. Koxka estimates and records provisions for warranties in the period the sale is reported based on historical experience.


USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER SHARE

Koxka adopted the provisions of SFAS No. 128, "Earnings Per Share"
("SFAS 128"), effective January 1, 1998. In accordance with SFAS 128, basic earnings per share is calculated using the weighted average number of common shares outstanding during the period. Diluted earnings per share is not presented because the Company has a simple capital structure.


COMPREHENSIVE INCOME

Effective January 1, 1998, Koxka adopted SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. This statement requires Koxka to report separately the translation adjustments of SFAS 52 as components of comprehensive income. Management has chosen to disclose the requirement of this statement within the consolidated statement of stockholders' equity and comprehensive income.


(3)  INVENTORIES

Inventories consist of the following at December 31:

                                                   1998
                                                   ----

Raw materials and work in process                $ 12,796
Finished goods                                     11,721
                                                 --------
                                                 $ 24,517
                                                 ========


(4)  ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at December 31:

                                                   1998
                                                   ----

Trade receivables                                $ 52,446
Other                                               1,172
Allowance for doubtful accounts                    (3,496)
                                                 --------
                                                 $ 50,122
                                                 ========

(5)  PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following at December 31:

                                                   1998
                                                   ----

Land                                             $  1,700
Buildings and improvements                         12,784
Machinery and equipment                            44,071
Construction in progress                              146
                                                 --------
Total property and equipment                       58,701
Accumulated depreciation                          (33,592)
                                                 --------
                                                 $ 25,109
                                                 ========


(6)  OTHER FINANCIAL INFORMATION

Other financial information at December 31 is as follows:

                                                    1998
                                                    ----

Interest paid                                     $ 1,174
Income taxes paid                                   3,021
Interest income                                       706
Interest expense                                      930



(7)  INCOME TAXES

Income tax expense for the year ended December 31 consists of the following:

                                                    1998
                                                    ----

Current                                           $ 4,612
Deferred                                              266
                                                  -------
                                                  $ 4,878
                                                  =======


The items which give rise to differences between the income tax expense in the consolidated statement of operations and income taxes computed at the local rate (of 35%) are summarized as follows:

                                                    1998
                                                    ----

Income tax expense computed at
   local statutory rate                           $ 6,184
Investment tax credit                                (421)
Other tax credits                                    (741)
Other                                                (144)
                                                  -------
                                                  $ 4,878
                                                  =======

The investment tax credit relates to amounts invested in specific fixed assets for which a deduction is allowed.

Other tax credits relate to various tax credits for Koxka subsidiaries mostly related to investments in fixed assets and employment tax credits.


Significant components of the Company's deferred tax assets and liabilities at December 31 are as follows:

                                                    1998
                                                    ----

Deferred tax assets attributable to:
   Depreciation difference on statutory
     revaluation                                  $   859
   Allowance for doubtful accounts                    246
   Intercompany profit in inventory                   217
   Other                                               33
                                                  -------
                                                    1,355

Deferred tax liabilities attributable to:

   Accelerated depreciation basis
     differences                                  $  (119)
   Other                                               (9)
                                                  -------
                                                     (128)

Net deferred tax assets                           $ 1,227
                                                  =======


(8)  STOCKHOLDERS' EQUITY

As of December 31, 1998, 1,230,000 shares of common stock have been issued at 1,000 pesetas par value and there are 1,217,763 shares outstanding. The amount of retained earnings available for distribution to stockholders is $16,301, as calculated in accordance with Spanish Generally Accepted Accounting Principles and Spanish Law.

During the third quarter of fiscal year 1998, the Company's Board of Directors authorized the repurchase of 1,500 shares of Koxka common stock. As of December 31, 1998, 12,237 shares of Koxka common stock have been repurchased into treasury.

Restricted retained earnings is comprised of the following:

   - Legal Reserve                                        $  1,706
   - Special Reserve for Investments L.F. 12/93              5,376
   - Special Reserve for Investments L.F. 24/96              6,421
   - Other                                                     570
                                                          --------
                                                          $ 14,073
                                                          ========

-  Legal reserve

   In accordance with Spanish law, a sum equivalent to 10% of the net income in the financial year is allocated to this reserve until it reaches a minimum of 20% of the capital stock. This reserve, provided it does not exceed the indicated limit, may only be allocated for compensation of losses if there are no other reserves available for this purpose. The legal reserve may also be used to increase capital under certain conditions.

-  Special Reserve for Investments L.F. 12/93.

   The Company receives a deduction for income taxes for amounts contributed to this reserve in the financial years from 1993 to 1995 (Navarra tax law). These amounts may be allocated to the elimination of accumulated losses or the increase of capital, once 5 financial years have passed since the qualifying investments were made.

-  Special Reserve for Investments L.F. 24/96.

   Under the provisions of Navarra tax law, companies may allocate the freely available part of net income obtained in the financial years from 1996 to 1998 to this reserve. The sum of these allocations must be invested in certain qualifying new fixed assets within 2 years from the end of the financial year the profits of which were allocated. Once 5 financial years have passed from the end of the qualifying investment period, the balance on the special reserve may be allocated to the elimination of accumulated losses or to a capital increase. The Company receives a deduction for income taxes for amounts contributed to this reserve. At December 31, 1998, the sum pending investment in qualifying assets in respect of this reserve was approximately $1,234.



(9) SEGMENT REPORTING

Koxka has two reportable segments: refrigeration containers and refrigeration components. The refrigeration containers segment sells all types of refrigerators to supermarkets and smaller food stores. The components segment makes condensers and evaporators for use in Koxka refrigeration products, as well as for use in other applications such as air conditioners. The Company evaluates performance and allocates resources based on profit and loss from operations after taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies except that the Company uses Spanish GAAP for internal purposes, the main differences with which are that for local statutory purposes, Koxka has revalued certain fixed assets as allowed by Spanish law and for US GAAP consolidation purposes, these revaluations are eliminated. Refrigeration components are sold to the products division at cost plus a mark up that equals current market prices. Koxka's reportable segments are business units that offer different products. The reportable segments are each managed separately because they manufacture and distribute distinct products with different production processes.

As of and for the year ended December 31, 1998
----------------------------------------------

                                                       Refrigeration   Refrigeration
SEGMENT INFORMATION                                      Containers      Components     Total
                                                         ----------      ----------     -----
Sales and revenues                                        $141,999        $17,030      $159,029
Intersegment revenues                                       18,799          6,218        25,017
------------------------------------------------------------------------------------------------
Total outside sales and revenues                           123,200         10,812       134,012
------------------------------------------------------------------------------------------------

Interest expense                                             1,037            153         1,190
Depreciation                                                 4,274            816         5,090
Income tax                                                   4,722             60         4,782
Segment profit                                              11,277            816        12,093
Total assets                                               110,103         13,532       123,635
Total expenditures for long-lived
  assets                                                     6,038          1,263         7,301

RECONCILIATION OF SEGMENT INFORMATION TO CONSOLIDATED FINANCIAL STATEMENTS

Segment profit
--------------

Total segment profit                                                                  $  12,093
Intercompany eliminations, U.S. GAAP
 adjustments and minority interests                                                         378
                                                                                      ---------
Net income                                                                            $  12,471
                                                                                      =========

Total assets
------------

Total segment assets                                                                  $ 123,635
Intercompany eliminations                                                               (12,580)
U.S. GAAP adjustments                                                                    (4,724)
                                                                                      ---------
Total consolidated assets                                                             $ 106,331
                                                                                      =========

                                                          Segment        Adjustments  Consolidated
                                                          -------        -----------  ------------

Other significant items
-----------------------
Interest expense                                          $  1,190        $  (260)       $  930
Depreciation                                                 5,090           (721)        4,369
Income tax                                                   4,782             96         4,878

GEOGRAPHIC INFORMATION                                    Sales and
                                                          Revenues
                                                          --------
Spain                                                     $ 84,023
France                                                      22,030
Other                                                       27,959
                                                          --------
                                                          $134,012
                                                          ========

MAJOR CUSTOMER

One customer of Koxka represents approximately $ 22,030 of the Company's consolidated sales and revenues. The supply contract with this customer has not been renewed since it expired at the end of 1998. Subsequent sales to this customer are not expected to be significant.

(10) YEAR 2000 (UNAUDITED)


The Company relies on both information technology ("IT") and non-IT computer systems in its operations. The mission-critical IT systems include the Company's operating and accounting systems, such as IT software applications that allow the Company to maintain inventory and customer information and to communicate with its suppliers and customers. The non-IT systems are primarily telecommunications systems and the embedded microprocessors that control warehouse and other building systems, such as inventory control devices, security systems, lighting, fire and safety systems, hoisting, ventilating and air conditioning systems.

In 1998, the Company began to address the year 2000 problem (that is, the fact that some systems may fail or produce inaccurate results using dates in or around the year 2000). The Company formed a year 2000 task force under its Chief Information Officer to coordinate and implement measures designed to prevent disruption in its business operations related to the year 2000 problem. The Company believes that it completed the remediation of its mission-critical IT applications software in December 1998 and is scheduled to complete an end-to-end test of its IT systems by June 1999. The Company is assessing the effect of the year 2000 problem on its non-IT systems and intends to replace non-IT systems as necessary to become year 2000 ready by December 1999.

The Company also is working with its customers and suppliers to determine whether the year 2000 problem will have an adverse effect on the Company's relationship with them. Beginning with the Company's products for 1999, the Company's product suppliers have assured the Company that their products will be year 2000 ready. However, the Company does not control its suppliers and relies on a variety of utilities, telecommunications companies and other suppliers in order to continue its business.

Additional costs to be incurred to ensure the Company's systems serve the needs of the Company are not expected to be significant and will be expensed as incurred.

The Company has queried its significant suppliers and subcontractors that do not share information systems with the Company ("external agents"). To date, the Company is not aware of any external agent with a Year 2000 issue that would materially impact the Company's results of operations, liquidity, or capital resources. However, the Company has no means of ensuring that external agents will be Year 2000 ready. The inability of external agents to complete their Year 2000 resolution process in a timely fashion could materially impact the Company. The effect of non-compliance by external agents is not determinable.

Management of the Company believes it has an effective program in place to resolve the Year 2000 issue in a timely manner. As noted above, the Company has not yet completed all necessary phases of the Year 2000 program. In the event that the Company does not complete any additional phases, the Company would be unable to process transactions, send invoices, or engage in similar normal business activities. In addition, disruptions in the economy generally resulting from Year 2000 issues could also materially adversely affect the Company. The amount of potential liability and lost revenue cannot be reasonably estimated at this time.

The Company currently has no contingency plans in place in the event it does not complete all phases of the year 2000 program. The Company plans to evaluate the status of completion in June 1999 and determine whether such a plan is necessary. At that time, if it is deemed necessary, the Company does have an outside support system available to assist in the modification of the Company's non-compliant systems.

There can be no assurance that year 2000 remediation by the Company or third parties will be properly and timely completed and failure to do so could have a material adverse effect on the Company's financial condition. The Company cannot predict the actual effects to it of the year 2000 issue, which depends on numerous uncertainties such as (i) whether major third parties address this issue properly and timely and
(ii) whether broad-based or systemic economic failures may occur. The Company currently is unaware of any events, trends, or conditions regarding this issue that may have a material effect on the Company's results of operations, liquidity, and financial position. If the year 2000 issue is not resolved by January 1, 2000, the Company's results of operations or financial condition could be materially adversely affected.



(11) SUBSEQUENT EVENT

On February 10, 1999, the Spanish Securities Commission (CNMV) authorized a tender offer for 100% of Koxka's common stock by Hussmann International, Inc.

                    HUSSMANN INTERNATIONAL, INC.
         INTRODUCTION TO UNAUDITED CONDENSED AND PRO FORMA
                 CONSOLIDATED FINANCIAL STATEMENTS


On March 23, 1999, Hussmann International, Inc. ("Hussmann") consummated its acquisition of Koxka C.E., S.A. ("Koxka") by means of a tender offer in accordance with applicable Spanish securities market regulations. Approximately 99.8% of the outstanding shares of Koxka were tendered. Hussmann paid approximately US$145.0 million in cash, which includes a one-time US$10.3 million pre-tax charge to settle a foreign currency instrument used by Hussmann to lock-in the US dollar purchase price. Hussmann financed the acquisition by borrowing under its five-year unsecured revolving credit facility (the "Credit Facility") dated as of January 23, 1998. This acquisition has been accounted for under the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon their estimated fair market values.

The following unaudited condensed consolidated balance sheet has been prepared based upon the unaudited consolidated balance sheet of Hussmann as of March 31, 1999, which included the March 31, 1999 balances of Koxka. The unaudited historical condensed consolidated balance sheet has been adjusted to give effect to the application of purchase accounting. The following unaudited pro forma consolidated statements of operations for the three months ended March 31, 1999, and for the year ended December
31, 1998, have been prepared based upon the unaudited historical consolidated statements of operations for the three months ended March
31, 1999 of Hussmann and Koxka, and the audited historical consolidated statements of operations for the year ended December 31, 1998 of Hussmann and Koxka, and set forth the unaudited pro forma consolidated statements of operations giving effect to the acquisition of Koxka as if such transaction had occurred on January 1, 1998.

The following unaudited pro forma consolidated statements of operations are for informational purposes only and are not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred at January 1, 1998, nor do they purport to indicate the results of Hussmann's future operations. The pro forma results also do not give effect to all cost savings, or incremental costs that may occur as a result of the integration and the consolidation of the operations of Koxka into the operations of Hussmann. Furthermore, the pro forma results do not include the effects of the loss of Koxka's largest customer as a result of the acquisition (for additional information regarding this customer see the notes to the consolidated financial statements for Koxka included herein). The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made, however, there can be no assurances that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto. The allocation of the Koxka purchase price is preliminary, but is not expected to differ materially from the purchase price allocation reflected herein.

                                      HUSSMANN INTERNATIONAL, INC.

                             UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                           AS OF MARCH 31, 1999
                                          (Dollars in thousands)

                                                               Purchase
                                               Historical     Accounting
                                                Hussmann      Adjustments            As Adjusted
                                               ----------     -----------            -----------
Current assets
   Cash and cash equivalents                   $   49,911     $        -              $  49,911
   Receivables, net                               261,618              -                261,618
   Inventories                                    137,880              -                137,880
   Other current assets                            11,791              -                 11,791
                                               ----------     -----------            -----------
       Total current assets                       461,200              -                461,200

   Property and equipment, net                    183,079         11,196  a             194,275
   Goodwill, net                                  106,336        (27,636) b              78,700
   Other assets                                    23,897         35,688  c              59,585
                                               ----------     -----------            -----------
       Total assets                            $  774,512     $   19,248              $ 793,760
                                               ==========     ===========            ===========

Current liabilities:
   Short-term debt and current
     maturities long-term debt                 $   26,360     $        -              $  26,360
   Accounts payable                               132,104              -                132,104
   Income taxes payable                             3,852              -                  3,852
   Accrued expenses                                49,593          3,250  d              52,843
                                               ----------     -----------            -----------
Total current liabilities                         211,909          3,250                215,159

   Long-term debt                                 354,310              -                354,310
   Other liabilities                               34,094         15,998  e              50,092
                                               ----------     -----------            -----------
Total liabilities                                 600,313         19,248                619,561

Shareholders' equity
   Common Stock                                        51              -                     51
   Additional paid-in capital                      90,984              -                 90,984
   Retained earnings                              159,179              -                159,179
   Cumulative translation adjustment              (69,167)             -                (69,167)
   Minimum pension liability adjustment, net       (2,889)             -                 (2,889)
   Treasury stock                                  (3,959)             -                 (3,959)
                                               ----------     -----------            -----------
Total shareholders' equity                        174,199              -                174,199
                                               ----------     -----------            -----------
Total liabilities and shareholders' equity     $  774,512     $   19,248              $ 793,760
                                               ==========     ===========            ===========


The accompanying notes are an integral part of these financial statements

                                                  HUSSMANN INTERNATIONAL, INC.

                                   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATONS
                                           FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                                     (Dollars in thousands)


                                                             Historical       Historical      Pro forma
                                                              Hussmann          Koxka        Adjustments        As Adjusted
                                                             -----------      ----------     -----------        -----------
Sales and revenues                                           $   271,090      $  29,588       $      -          $   300,678

Cost of goods sold                                               226,137         21,402              -              247,539
                                                             -----------      ----------     -----------        -----------
Gross profit                                                      44,953          8,186              -               53,139

Selling, general and administrative expenses                      32,953          5,813            536   g           39,302
                                                             -----------      ----------     -----------        -----------
Operating income                                                  12,000          2,373           (536)              13,837

Interest expense                                                   4,286            199          1,738   f            6,223

Other income (expense), net                                       (9,864)           384         10,300   h              820
                                                             -----------      ----------     -----------        -----------
Income before income tax expense
     (benefit) and minority interests                             (2,150)         2,558          8,026                8,434

Income tax expense (benefit)                                        (816)           685          3,230   i            3,099
                                                             -----------      ----------     -----------        -----------
Net income (loss) before minority interests                       (1,334)         1,873          4,796                5,335

Minority interests                                                   552            (53)             -                  499
                                                             -----------      ----------     -----------        -----------
Net income (loss)                                            $      (782)     $   1,820       $  4,796          $     5,834
                                                             ===========      ==========     ===========        ===========


---------------------------------------------------------------------------------------------------------------------------
Pro forma weighted average shares - Basic                     50,791,000                                         50,791,000

Pro forma basic - EPS                                             ($0.02)         $0.04          $0.09                $0.11

Pro forma weighted average shares - Diluted                   50,791,000                                         51,731,000

Pro forma diluted  - EPS                                          ($0.02)         $0.04          $0.09                $0.11
---------------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements

                                                 HUSSMANN INTERNATIONAL, INC.

                                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                              FOR THE YEAR ENDED DECEMBER 31, 1998
                                                      (Dollars in thousands)


                                                             Historical      Historical       Pro forma
                                                              Hussmann         Koxka         Adjustments        As Adjusted
                                                             -----------     ----------      -----------        -----------
Sales and revenues                                           $ 1,221,197     $  134,012      $       -          $ 1,355,209

Cost of goods sold                                               963,968         93,289              -            1,057,257
                                                             -----------     ----------      -----------        -----------
Gross profit                                                     257,229         40,723              -              297,952

Selling, general and administrative expenses                     135,937         22,829          2,145   g          160,911
Non-recurring charges                                              1,423              -              -                1,423
                                                             -----------     ----------      -----------        -----------
Operating income                                                 119,869         17,894         (2,145)             135,618

Whitman charges                                                    1,489              -              -                1,489

Interest expense                                                  18,779            224          6,953   f           25,956

Other income (expense), net                                       (3,438)             -              -               (3,438)
                                                             -----------     ----------      -----------        -----------
Income before income tax expense
     (benefit) and minority interests                             96,163         17,670         (9,098)             104,735

Income tax expense (benefit)                                      39,039          4,878         (2,734)  i           41,183
                                                             -----------     ----------      -----------        -----------
Net income (loss) before minority interests                       57,124         12,792         (6,364)              63,552

Minority interests                                                   376           (321)             -                   55
                                                             -----------     ----------      -----------        -----------
Net income (loss)                                            $    57,500     $   12,471      $  (6,364)         $    63,607
                                                             ===========     ==========      ===========        ===========


---------------------------------------------------------------------------------------------------------------------------
Pro forma weighted average shares - Basic                     50,841,000                                         50,841,000

Pro forma basic - EPS                                              $1.13          $0.25         ($0.13)               $1.25

Pro forma weighted average shares - Diluted                   52,006,000                                         52,006,000

Pro forma diluted  - EPS                                           $1.11          $0.24         ($0.12)               $1.22
---------------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements

       NOTES TO UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
         AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                        (Dollars in thousands)


The historical consolidated balance sheet as of March 31, 1999 for Hussmann includes the historical balance sheet for Koxka, as the transaction closed on March 23, 1999. The purchase accounting adjustments column adjusts the historical balances of Koxka to reflect the application of purchase accounting. The unaudited pro forma consolidated statements of operations give effect to the acquisition of Koxka as if it had occurred on January 1, 1998.

These unaudited condensed and pro forma consolidated financial statements should be read in conjunction with Hussmann's consolidated financial statements and notes thereto previously filed as part of Hussmann's most recent annual and quarterly reports on Form 10-K and 10-Q for the periods ended December 31, 1998 and March 31, 1999, respectively.

The acquisition was accounted for under the purchase method of accounting. Accordingly, the aggregate consideration paid in connection with the acquisition of Koxka was allocated to Koxka's assets purchased and liabilities assumed based on their estimated fair market values, and any excess treated as goodwill.

The acquisition was financed through Hussmann's existing Credit Facility.


UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

a) Adjustment reflects the allocation of the purchase price to the fair value of property and equipment, net.

b)   Goodwill recorded on the acquisition was calculated as follows:

      Purchase price                                           $ 131,597
      Estimated expenses of acquisition                            2,982
      Fair value of net assets acquired                          (83,048)
                                                               ---------
      Goodwill                                                    51,531
      Amount reflected in historical
        financial statements                                      79,167
                                                               ---------
      Adjustment                                               $ (27,636)
                                                               =========

c) Adjustment to reflect the allocation of purchase price to the trademark (Koxka) and other investments.

d) Adjustment reflects severance to be paid to Koxka personnel and other accrued expenses associated with the acquisition.

e) Adjustment reflects deferred taxes established on the write-up of net assets at 35%.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

f) Adjustment reflects interest on proceeds from the Credit Facility used to finance the acquisition at 5.15%. Utilizing the total assumed proceeds of $135,000, a 1/8 percent change in the interest rate on the Credit Facility would increase or decrease interest expense used in the pro forma consolidated statements of operations by approximately $ 170 per annum.

g) Adjustment reflects amortization of goodwill and trademark over their estimated useful lives of 40 years. The adjustment also includes depreciation on Koxka's buildings and improvements over an estimated useful life of 30 years.

h) Adjustment reflects the elimination of the nonrecurring US$10.3 million charge to settle a foreign currency instrument used by Hussmann to lock-in the US dollar purchase price of Koxka, which is directly attributable to the transaction.

i) Adjustment reflects income tax expense at the appropriate statutory rates.

                               Exhibit Index
                               -------------

Exhibit
Number
------

   2 Share Purchase Agreement dated January 6, 1999 between Hussmann International, Inc. and Vicente Guibert Azcue, Ramon Guibert Encio, Inigo Guibert Encio, Jose Iriondo Murua, Juan Felix Iriondo Altuna, Maria Elena Iriondo Altuna, Maria Teresa Iriondo Altuna, and Florita Iriondo Altuna (incorporated by reference to Exhibit
         2.2 to Hussmann International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 01-13407)).

  23 Consent of Independent Auditors - Ernst & Young as independent auditors for Koxka C.E., S.A.

  99     Press Release dated March 30, 1999 (incorporated by reference to
         Exhibit 99 to Hussmann International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 01-13407)).